Exhibit 10.10

AGREEMENT

Signed on July 3, 2023

Between:

i.	Amir Adibi
ii.	Menachem Shalom

(The “Lender”)

A n d:	Motomova Inc. (formerly - Petrocorp Inc.) (a U.S. company)

353 West 48th St.,

New York, NY 10036

(the “Borrower” or the “Company”)

WHEREAS	Each of the Lender is a shareholder and a director of the Parent Company;

WHEREAS	the Borrower is the parent company of M.E.A. Testing Systems Ltd., Priv.Co. No. 512558669 (the “Borrower”), engaged in the development and manufacturing of testing equipment for electrical motors; and

WHEREAS	M.E.A. has received a number of orders and it requires financing to complete them; and

WHEREAS	the Lender is willing to give the Borrower a loan on the terms set forth below:

THEREFORE, it is agreed between the parties as follows:

1.	The preamble to this Agreement constitutes an integral part hereof.

2.	Each individual of the Lender shall lend to the Borrower its share in the loan as follows:

A.	Amir Adibi	USD 32,500
B.	Menachem Shalom	USD 32,500

3.	The loan shall bear interest as follows:

a.	OID (Original Issue Discount) of 25%. As a result - Each individual of the Lender shall remit to the Borrower the net/discounted amounts as follows:

●	Amir Adibi	USD 24,375
●	Menachem Shalom	USD 24,375

b.	1% per month or part thereof.

4.	In addition, for extending the loan to the Borrower, it shall allot and issue some of its shares to each of the Lenders, constituting 0.25% of the Company’s issued capital (in full dilution and after conceptual conversion of the preference shares to ordinary shares) for each calendar month or part thereof, during which the loan has not been repaid, for every NIS 32,500.

5.	Should the Company issue its shares within one year and one day after the date of signature hereof, and be registered for trade on the NASDAQ in the U.S., then each individual Lender shall have the right to convert the loan, plus accumulated interest, to the purchase of shares - at a discount of 40% off the share price offered to the public as part of the issue. It is agreed that, in any event, the Company’s effective value to the investor (after the discount) shall not exceed 60 million dollars.

6.	It is agreed that, to the extent the loan is converted to shares as aforesaid, then:

(a)	The Company shall no longer owe the amount of the loan to the Lender, and the shares it allots to the Lender shall be the final and complete consideration instead of the said loan.

(b)	The Lender shall receive ordinary shares of the Company, conferring equal rights to the shares allotted to the public pursuant to the issue.

7.	To the extent the Company does not issue its shares by the end of the aforesaid period, then:

(a)	From the end of the conversion period onwards, the interest on the loan shall be increased to 2% per month.

(b)	The loan shall be repaid to the Lender, plus accumulated interest, within and by the end of one year and one day after the date it becomes an ordinary loan.

(c)	It is agreed that the Lender would be entitled to receive the shares mentioned in clause 4 above – until the complete repayment of the loan.

8.	General

(a)	The parties undertake to act in good faith and mutual cooperation in order to execute the provisions of this Agreement, including - taking any action, signing any document and obtaining any permit required for the appropriate execution of the provisions hereof.

(b)	The contents of this Agreement fully exhaust everything agreed between the parties, and any presentation, undertaking, understanding or accord preceding this Agreement are hereby made null and void.

(c)	Either party’s abstention from realizing and/or using the rights conferred on it hereunder or pursuant to any law shall not be considered a waiver and/or admission and/or prevention by that party to exercise its rights at a later date, and no analogy shall be inferred therefrom, unless it was done expressly and in writing.

(d)	Any change or amendment hereto shall be valid solely if made in writing and signed by the parties hereto.

IN WITNESS WHEREOF the parties have hereby signed:

The Lender	The Company

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